UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2024 (February 28, 2024)

CLEARPOINT NEURO, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34822	58-2394628
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

120 S. Sierra Ave., Suite 100

Solana Beach, CA 92075

(Address of principal executive offices, zip code)

(888) 287-9109

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CLPT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On February 28, 2024, ClearPoint Neuro, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Lake Street Capital Markets, LLC, as representative of the several underwriters named in Schedule A thereto (the “Underwriters”), relating to the public offering of 2,307,694 shares of common stock, par value $0.01 per share (“Common Stock”), at a purchase price per share to the public of $6.50 (the “Offering Price”). Pursuant to the Underwriting Agreement, the Company granted the Underwriters a 30-day option to purchase up to an additional 346,154 shares of Common Stock at the Offering Price, less any underwriting discounts and commissions, for use solely in covering any over-allotments.

Net proceeds from the offering will be approximately $14.0 million (or approximately $16.2 million if the Underwriters exercise their option to purchase additional shares of Common Stock in full) after deducting the underwriting discounts and commissions and other estimated offering expenses payable by the Company. The Company intends to use the net proceeds from the offering for general corporate purposes, which may include research and development expenditures, potential acquisitions of or investments in businesses, products and technologies that complement the Company’s business, or repayment of indebtedness.

The Common Stock was offered and sold pursuant to a preliminary prospectus supplement, dated February 28, 2024, a final prospectus supplement, dated February 28, 2024, and a base prospectus, dated November 20, 2023, relating to the Company’s effective shelf registration statement on Form S-3 (File No. 333-275476). The Company expects the offering to close on or about March 4, 2024.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. A copy of the Underwriting Agreement is attached as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference, and the description of the Underwriting Agreement herein is qualified in its entirety by reference to such exhibit. A copy of the opinion of Bass, Berry & Sims PLC relating to the legality of the issuance and sale of the shares of Common Stock is attached as Exhibit 5.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of February 28, 2024, by and between ClearPoint Neuro, Inc. and Lake Street Capital Markets, LLC, as representative of the several underwriters named in Schedule A thereto.
5.1	Opinion of Bass, Berry & Sims PLC regarding the legality of shares.
23.1	Consent of Bass, Berry & Sims PLC (included in Exhibit 5.1).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2024	CLEARPOINT NEURO, INC.

	By:	/s/ Danilo D’Alessandro
Danilo D’Alessandro
Chief Financial Officer